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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

           _______________________________________

                          FORM 8-K

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934
             For the Period Ended March 8, 1995
              (Date of Earliest Event Reported)
           _______________________________________

                  Precision Castparts Corp.
   (Exact name of registrant as specificed in its charter)


      State of Oregon         1-10348          93-0460598
(State or other jurisdiction(Commission     (I.R.S. Employer
    of incorporation of      File No.)    Identification No.)
       organization)
   4600 S.E. Harney Drive
Portland, Oregon 97206-0898

               Registrant's telephone number,
      including area code:  Telephone:  (503) 777-3881

                          No Change
   (Former name or address, if changed since last report)
           _______________________________________

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Item 2.

     On March 8, 1995, Precision Castparts Corp. ("PCC") purchased 100% of the outstanding capital stock of Quamco, Inc. ("Quamco") from Columbus II Limited Partnership, an investor group led by Overseas Partners, Inc., and other shareholders. Quamco, which will be operated as PCC Specialty Products, Inc., is a designer, manufacturer and marketer of premium metal working tools and machines, specialty powdered metal parts, and other specialty industrial components. The purchase price of $89.9 million, included the assumption or retirement of existing debt. The transaction was financed from cash balances, the assumption of $8.2 million of existing debt, and $12.2 million borrowed from Wachovia Bank of Georgia, Istitutio Bancario San Paolo di Torino and Banca Nazionale del Lavoro.

Item 7.
     Financial Statements, Pro Forma Financial Information
and Exhibits.
     (a)  Financial Statements.
          Pursuant to Item 7(a)(4) of Form 8-K, it is
currently impracticable to file the required financial statements; therefore, these financial statements will be filed as soon as practicable, but not later than May 22, 1995.
          Pursuant to Item 7(b)(2) of Form 8-K, it is
currently impracticable to file the pro forma financial information; therefore, the pro forma financial information will be filed under cover of Form 8 as soon as practicable, but not later than May 22, 1995.
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                                                      Page 2

     (c)  Exhibits.
     (1)  Agreement and Plan of Merger among Quamco, Inc.,
Precision Castparts Corp. and the Shareholders Named Herein
(Shareholders of Quamco, Inc.), as amended.

                         SIGNATURES
     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PRECISION CASTPARTS CORP.

Dated  March 23, 1995         /s/  W.D. Larsson
                              ______________________________
                              W. D. Larsson
                              Vice President and
                              Chief Financial Officer

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